Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-226022) and Form S-8 (No. 333-231214) of Greenlight Capital Re, Ltd. and in the related Prospectus of our report dated March 9, 2020, with respect to the financial statements of Solasglas Investments, LP (an equity method investee of Greenlight Capital Re, Ltd.), included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young Ltd.
Grand Cayman, Cayman Islands
March 9, 2020